DREYFUS CASH MANAGEMENT PLUS, INC.
                            Registration No. 811-5295

                                                                Sub-Item 77I

The Registrant authorized the issuance of SELECT and SERVICE shares, descriptions of which appear in the documents incorporated by reference below:

1. The sections of the Registrant's Prospectus under the headings "Expenses," "Account Policies" and "Services for Fund Investors," and the Registrant's Statement of Additional Information under the headings "Management Arrangements," "How to Buy Shares," "Distribution Plan and Shareholder Services Plan," "How to Redeem Shares" and "Shareholder Services," incorporated by reference to Post-Effective Amendment No. 30 the Registrant's Registration Statement on Form N-1A, filed on June 26, 2007, effective as of June 28, 2007.

2. The Registrant's Shareholder Services Plan, incorporated by reference to Exhibit (9) of Post-Effective Amendment No.13 to the Registration Statement on Form N-1A, filed on September 20, 1996.

3. The Registrant's Rule 12b-1 Distribution Plan, incorporated by reference to Exhibit (m) of Post-Effective Amendment No.30 to the Registration Statement on Form N-1A, filed on June 26, 2007.

4. The Registrant's Rule 18f-3 Plan, incorporated by reference to Exhibit (n) of Post-Effective Amendment No. 30 to the Registration Statement on Form N-1A, filed on June 26, 2007..